FOURTH ALLONGE TO DEMAND PROMISSORY NOTE

April 25, 2016

THIS ALLONGE (“ALLONGE”) IS TO BE ATTACHED PERMANENTLY TO THE DEMAND PROMISSORY NOTE MADE BY CONNECTICUT WATER SERVICE, INC. TO THE ORDER OF CITIZENS BANK OF CONNECTICUT (PREDECESSOR OF CITIZENS BANK, NATIONAL ASSOCIATION), IN THE ORIGINAL PRINCIPAL AMOUNT OF $9,000,000 ORIGINALLY DATED MAY 8, 2002, AS AMENDED BY THAT CERTAIN FIRST ALLONGE TO DEMAND PROMISSORY NOTE DATED NOVEMBER 20, 2007, AS AMENDED BY THAT CERTAIN SECOND ALLONGE TO DEMAND PROMISSORY NOTE DATED SEPTEMBER 15, 2009, AND AS AMENDED BY THAT CERTAIN THIRD ALLONGE TO DEMAND PROMISSORY NOTE DATED OCTOBER 12, 2012 (THE “NOTE”).

All capitalized terms used but not otherwise defined in this Allonge shall have the meanings ascribed to such terms in the Note.

Except as set forth in this Allonge, the Note remains in full force and effect and has not been modified or amended in any respect.

This Allonge and the Note shall be read, construed and interpreted as one and the same instrument.

The Note is hereby amended to provide that: (a) any and all references therein to the principal amount of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), however and wherever depicted, shall hereinafter mean and refer to the principal amount of FORTY-FIVE MILLION AND NO/100 DOLLARS ($45,000,000.00); and (b) the unpaid principal amount of the Note shall be paid at the times and in the manner set forth in Section 6 of the Letter Agreement, but if not sooner paid, the entire unpaid principal amount of the Note, together with accrued and unpaid interest thereon, shall be due and payable on the Maturity Date (as defined by the Letter Agreement), unless such date shall be extended pursuant to Section 2 of the Letter Agreement.

To the extent necessary to assure the liability of Maker to the Bank or Holder of the Note, the signature of Maker appearing below shall be construed as both an endorsement and a reissue of the Note.

CONNECTICUT WATER SERVICE, INC. By: /s/ David C. Benoit Name: David C. Benoit Title: Senior Vice President – Finance Chief Financial Officer and Treasurer

The foregoing Allonge is hereby acknowledged and agreed to as of the date first set forth above.

CITIZENS BANK, NATIONAL ASSOCIATION By: /s/ Anthony Castellon Name: Anthony Castellon Title: Senior Vice President